EXHIBIT 5.1

              Crosby, Heafey, Roach & May Professional Corporation

                                 August 23, 2000

Network Equipment Technologies, Inc.
6530 Paseo Padre Parkway
Fremont, California 94555

      Re: Registration Statement on Form S-8 of Network Equipment Technologies, Inc. 1998 Employee Stock Purchase Plan and N.E.T. Stock Option Program (the "Registration Statement")

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-8 to be filed by Network Equipment Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of an additional 950,657 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") which are issuable pursuant to the 1998 Employee Stock Purchase Plan (the "1998 Plan") and 3,500,000 shares of Common Stock which are issuable pursuant to the N.E.T. Stock Option Program (the "Program")(collectively referred to herein as the "Stock").

      Assuming that (i) the full consideration stated in the 1998 Plan and the Program, as the case may be, is paid for each share of Common Stock issued pursuant to such plan and that such consideration in respect of each share includes payment of cash or other lawful consideration at least equal to the par value thereof, and (ii) appropriate certificates evidencing the shares of Stock are executed and delivered by the Company, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the applicable plan and the Registration Statement, the shares of Stock will be legally issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ CROSBY, HEAFEY, ROACH & MAY
                                        PROFESSIONAL CORPORATION